JOINT FILERS' SIGNATURES


**Signature of Reporting Person
Warburg Pincus & Co.
by Scott A. Arenare (Partner)
Dated:  4/23/07


**Signature of Reporting Person
Warburg Pincus LLC,
by Scott A. Arenare (Managing Director)
Dated:  4/23/07


**Signature of Reporting Person
Warburg Pincus Partners LLC,
by Warburg Pincus & Co.(Managing Member), by Scott A. Arenare (Partner)
Dated:  4/23/07